UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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☒	Soliciting Material Pursuant to §240.14a-12

ARAMARK Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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THE FOLLOWING IS A SCRIPT THAT WILL BE USED BY MANAGERS FROM TIME TO

TIME AT MEETINGS OF EMPLOYEES.

•	We had a pretty exciting announcement on Tuesday, right?

•	After several months of review, ARAMARK entered into an agreement with an investor group to take the company private.

•	As you know, the investor group includes four outside firms and our CEO, Joe Neubauer.

•	Now remember ... this is just one step in a long process ... with lots of other steps. Most importantly, our shareholders still have to vote on the deal. Assuming all the conditions are satisfied, the deal would close in late 2006 or early 2007.

•	So we have months to go. But it’s an exciting prospect ... for our company and for all of our people.

•	Let me take a step back and give you some context.

•	Go back over a year – May 18, 2005, to be exact.

•	Joe and the Management Committee met with our investors in NYC ... where we laid out the potential business opportunity ... $700 billion.

•	That’s a huge opportunity for our people ... and we’ve been talking about it ever since ... at Presidents Council ... at ELC ... in our Annual Report ... in our operating results … at ELI, our executive training program … at Star Team meetings ... the Mark Online ... orientation sessions ... in national business unit meetings … and plenty of other forums.

•	Opportunity is the #1 focus of our company.

•	It’s our job as a management team to look across everything happening in our company, identify our largest opportunities, identify the levers, and put you and your colleagues in the very best position to succeed.

•	That’s what’s been happening.

•	A lot of evolution has taken place at ARAMARK over the past year ... while you were doing a great job focusing on our clients, customers, communities.

•	I want to outline three key steps in this evolution.

•	First step: We needed a common language to talk to each other about our business.

•	Action: The creation of our Business Purpose, which you’ll find in your welcome package. Would everyone please pull out the Business Purpose? (Ned should have a copy in his hand)

•	It’s a few short statements that outline a new way of thinking about ourselves ... who we really are ... and what we really do.

•	The Business Purpose was developed through a lot of dialog ... and a lot of listening.

•	It’s not revolutionary ... it’s evolutionary.

•	It reflects our history ... and our current reality.

•	It builds on the foundation of this company ... and defines the directions of where we want to go … and how we’ll get there.

•	Second step: We needed – you needed – a business alignment that makes it easier for everyone in our domestic food and facility businesses to collaborate and to succeed.

•	Action: Realign these businesses into one organization to create value for our people, our clients, our customers and our communities.

•	Now, Andrew Kerin and everyone on his team – including me – are working to further tighten the alignment between our food and facility teams within each market.

•	Last month, for example, our colleagues in Education began rolling out a new structure.

•	We have great opportunities across our domestic food and facility businesses ... and believe me ... all of us are focused on seizing as much as possible.

•	Third step: We would benefit from having partners who take a longer term view of our business.

•	Action: The proposal from four outside investors and Joe Neubauer to take ARAMARK private

•	So for several months, our Board has been considering whether allowing an investor group to take us private could empower all of us to fully realize our potential as a professional services organization.

•	Tuesday morning, we learned the Board’s decision.

•	Through the years, ARAMARK’s leaders have always been willing to take bold steps to keep our company moving forward.

•	I know that all of us here are committed to doing the same today.

•	Our number one priority hasn’t changed ... and it won’t.

•	We must continue to deliver outstanding value for our clients and customers ... so that we continue to drive profitable growth.

•	And as you know, profitable growth benefits our people, our clients, our communities, our owners – all of us.

•	Nothing about this proposal changes the core of our company — our vision, guiding principles, business purpose, etc.

•	We remain a professional services organization, dedicated to helping our clients and customers achieve their missions by delivering world-class experiences, environments and outcomes.

•	We remain committed to developing our most important resource – our people.

•	And we remain firmly rooted in our legacy of controlling our destiny ... acting with integrity ... and building long-term client partnerships based on service, value and trust.

Important Additional Information Regarding the Merger will be filed with the SEC.

In connection with the proposed merger, ARAMARK will file a proxy statement with the Securities and Exchange Commission (the “SEC”). INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER AND THE PARTIES TO THE MERGER. Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by ARAMARK at the SEC website at http:// www.sec.gov. The proxy statement and other documents also may be obtained for free from ARAMARK by directing such request to ARAMARK Corporation, Investor Relations Department, ARAMARK Tower, 1101 Market Street, Philadelphia, Pennsylvania 19107, telephone (215)238-3708.

ARAMARK and its directors, executive officers and other members of its management and employees may be deemed participants in the solicitation of proxies from its stockholders in connection with the merger. Information concerning the interests of ARAMARK’s participants in the solicitation, which may be different than those of ARAMARK stockholders generally, is set forth in ARAMARK’s proxy statements and Annual Reports on Form 10-K, previously filed with the SEC, and will be set forth in the proxy statement relating to the merger when it becomes available.